UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 22, 2011

OPKO Health, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33528	75-2402409
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(305) 575-4100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 22, 2011, OPKO Health, Inc. (the "Company") entered into Amendment No. 2 (the "Amendment") to its Credit Agreement, dated March 27, 2007, as amended, with The Frost Group, LLC (the "Credit Agreement"). The Amendment renewed the Company’s $12,00,000 line of credit with The Frost Group, LLC, a private investment group controlled by Dr. Phillip Frost, M.D., the Company’s Chairman and Chief Executive Officer. The line of credit, which previously expired on January 11, 2011, was renewed until March 31, 2012 on substantially the same terms as in effect at the time of expiration. The Company is obligated to pay interest upon maturity, compounded quarterly, on outstanding borrowings under the line of credit at an 11% annual rate. The line of credit is collateralized by all of our personal property except our intellectual property.

In addition to Dr. Frost, The Frost Group LLC also includes as its members, Dr. Jane Hsiao, the Company’s Vice Chairman and Chief Technical Officer, Dr. Rao Uppaluri, the Company’s Chief Financial Officer, and Mr. Steven D. Rubin, the Company’s Executive Vice President-Administration and a director.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03. As of the date of this report the Company has no borrowings under the line of credit.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

February 22, 2011	By:	/s/ Rao Uppaluri

Name: Rao Uppaluri
Title: Senior Vice President, Chief Financial Officer